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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Kroll-O'Gara Company
Cincinnati, Ohio

We consent to the use in this Registration Statement of The Kroll-O'Gara Company on Form S-1 of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
March 12, 1998